UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Bond Offering

On May 9, 2016, Casella Waste Systems, Inc. (the “Company”) announced an offering of $15.0 million aggregate principal amount of New York State Environmental Facilities Corporation solid waste disposal revenue bonds (the “Bonds”). The Bonds represent the drawdown of the remainder of the New York State Environmental Facilities Corporation solid waste disposal revenue bonds, the initial proceeds of which, in the amount of $25.0 million, were loaned to the Company in December 2014. The Bonds will be guaranteed by certain subsidiaries of the Company (the “Guarantors”). The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds of the Bonds will be loaned to the Company to enable it to finance or refinance certain costs relating to landfill development and improvements; the construction, improvement and equipping of solid waste disposal, collection, transfer, recycling and customer care facilities; the acquisition of vehicle, container and related equipment for solid waste collection and transportation services; and the issuance of the Bonds.

The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

As of March 31, 2016, assuming the Bonds had been issued on that date and the proceeds of the Bonds, net of estimated transaction costs, and approximately $3.0 million which shall be maintained in the project fund pending disbursement for costs of certain capital projects in the State of New York (the “Project”), had been applied to the repayment of amounts outstanding under the Company’s senior credit facility (the “Senior Credit Facility”) that were used to finance the Project, the Company and the Guarantors would have had approximately $529.6 million of aggregate outstanding indebtedness (excluding approximately $26.3 million of outstanding undrawn letters of credit issued under the Senior Credit Facility) under the following debt arrangements: $56.6 million under the Senior Credit Facility, $25.0 million principal amount of the Finance Authority of Maine Series 2005 solid waste disposal revenue bonds, $15.0 million principal amount of the Finance Authority of Maine Series 2015 solid waste disposal revenue bonds, $16.0 million principal amount of the Vermont Economic Development Authority solid waste disposal revenue bonds, $11.0 million principal amount of the Business Finance Authority of the State of New Hampshire solid waste disposal revenue bonds, $40.0 million principal amount of New York State Environmental Facilities Corporation solid waste disposal revenue bonds, and $366.1 million principal amount of 7-3/4% Senior Subordinated Notes due 2019, and an additional $54.6 million of unused commitments under the Senior Credit Facility. As of March 31, 2016, the Company had $5.2 million of additional indebtedness outstanding, including capital leases and seller financing notes. In addition, the terms of the Company’s existing indebtedness permit the Company to incur additional debt.

A copy of the Company’s press release announcing the offering of the Bonds is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 hereto shall constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Casella Waste Systems, Inc. dated May 9, 2016

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements”, including, among others, the Company’s intention to issue the Bonds and its expectations regarding the use of proceeds of the Bonds, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in the Company’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and the Company’s ability to consummate the offering of the Bonds. There can be no assurance that the Company will be able to complete the proposed offering of the Bonds on the anticipated terms, or at all. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: May 9, 2016	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release of Casella Waste Systems, Inc. dated May 9, 2016